Exhibit 10.10

FIRST AMENDMENT TO SECURED COMMERCIAL NOTE

THIS FIRST AMENDMENT TO SECURED COMMERCIAL NOTE (the “Amendment”) is made as of the 15th day of May 2002 by and between THE NETPLEX GROUP, INC., a New York corporation (“Maker”) and WATERSIDE CAPITAL CORPORATION, a Virginia corporation (“Payee”; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as “Holder”) and amends that certain Secured Commercial Note dated September 28, 2001 made by Maker to Holder in the original principal amount of $900,000 (the “Note”).

RECITALS

A. Whereas, Maker has proposed restructuring certain debt with Holder, including the Note, in order to allow it to pursue its business strategy in a more effective manner; and

B. Whereas, Holder has agreed to grant certain concessions to Maker in order to facilitate Maker’s business strategy.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The interest rate charged under the Note, absent any default, is hereby amended to be nine percent (9%) per annum (computed on the basis of a 360-day year).

2. Notwithstanding anything in the Note to the contrary, a Change of Control shall not be deemed to have occurred in the event Maker sells Netplex Systems, Inc. or Netplex Systems, Inc. sells its SI Division based in Charlotte, North Carolina (in either case, including by way of asset sale, sale of securities, merger, consolidation or the like) provided that: Netplex Systems pays the holder of that certain Secured Commercial Note dated as of May 15, 2002, payable to the order of the Holder in the principal amount of $500,000 (the “$500,000 Note”), the following amount: $100,000 plus twenty percent (20%) of the proceeds from any such sale (other than a sale to Holder or its affiliates) when and as received (including but not limited to cash proceeds or debt financing for any purchaser of the SI Division), all to be applied as set forth in that certain Addendum to Workout and Collateral Release Agreement between Maker, Holder and Netplex Systems, Inc. dated of even date herewith.

3. Except as expressly amended herein, all other terms and conditions of the Note remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Secured Commercial Note as of the day and year first above written.

MAKER:

THE NETPLEX GROUP, INC., a New York corporation

By:
Gene F. Zaino, President

Date: September 23, 2002

HOLDER:

WATERSIDE CAPITAL CORPORATION, a Virginia corporation

By:

Name:

Title:

Date:

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